UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2026

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On April 2, 2026, Blue Bird Corporation (“Parent”) filed a Current Report on Form 8-K (the “Original Report”), reporting, among other things, the appointment of Steve Girardin as a Class III Director.

This Amendment No. 1 to the Original Report (this “Amendment No. 1”) is being filed by Parent to amend Item 5.02 of the Original Report to provide additional information in response to Item 5.02(d) of Form 8-K with respect to the appointment of Steve Girardin. Pursuant to Rule 12b-15 promulgated under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 contains the complete text of Item 5.02, as so amended.

Except for the information provided in the third paragraph through, and including, the last paragraph under Item 5.02 below, this Amendment No. 1 speaks only as of the filing date of the Original Report, does not reflect events that may have occurred subsequent to such filing date and does not modify or update in any way disclosures made in the Original Report.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2026, and in connection with the closing of the acquisition contemplated by the Purchase Agreement and the Board Election Agreement entered on April 1, 2026 (the “Board Election Agreement”), the Board of Directors of Parent appointed Steve Girardin as a Class III Director, effective as of the closing, with a term expiring at the annual stockholder meeting in 2029, and under certain circumstances if Steve Girardin leaves the Board prior to such annual meeting, to appoint Dave Girardin as his replacement through the 2029 annual meeting. Pursuant to the Board Election Agreement, GAG agrees, during such time as Steve Girardin or Dave Girardin is serving on the Board, to vote all securities of Parent held by GAG and its affiliates in accordance with the Board’s recommendations. The Board Election Agreement will terminate on the earlier of (i) immediately prior to the 2029 annual stockholder meeting and (ii) 90 days after such time as neither Steve Girardin nor Dave Girardin is serving on the Board.

Parent filed the form of Board Election Agreement as Exhibit 2.3 to the current report on Form 8-K filed February 17, 2026, which is incorporated herein by reference. The description of the Board Election Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Board Election Agreement.

On April 29, 2026, the Board of Directors of Parent, upon recommendation of the Board’s Corporate Governance and Nominating Committee (the “Nominating Committee”), appointed Steve Girardin to serve on the Nominating Committee.

Steve Girardin will participate in Parent’s existing director compensation and equity incentive programs to the same extent as other members of the Board of Directors of Parent, subject to the decisions of, and program administration by, the Compensation Committee of the Board, as described most recently in Parent’s Definitive Proxy Statement dated, and filed with the U.S. Securities and Exchange Commission (“SEC”) on, January 26, 2026, with respect to Parent’s 2026 Annual Meeting of Stockholders.

In addition, the following transactions may be considered related party transactions as contemplated by Item 404(a) of Regulation S-K:

•Dealer Transactions. Steve Girardin, Dave Girardin (Steve Girardin’s brother) and Andre Girardin (Steve Girardin’s father) own Superbird Capital Inc., a Canadian corporation, with Steve Girardin and Dave Girardin each owning approximately 23% thereof and Andre Girardin owning approximately 54% thereof. Steve Girardin and Dave Girardin are also directors of Superbird Capital, Inc. Superbird Capital, Inc., together with its subsidiaries (collectively, “Superbird”), are authorized Blue Bird dealers and actively promote and sell Blue Bird and Micro Bird buses, parts, and services within their assigned areas of responsibility. Likewise, Blue Bird makes payments to Superbird for certain parts and warranty services. Pursuant to these dealer transactions: (i) Blue Bird received from Superbird approximately $205 million and $146 million in aggregate gross revenues during the fiscal year ended September 27, 2025 and the six months ended March 28, 2026, respectively; and (ii) Blue Bird paid Superbird approximately $3.7 million and $702,000 for certain parts and warranty services during the fiscal year ended September 27, 2025 and the six months ended March 28, 2026, respectively. These dealer transactions are, and have been, long-term business relationships among the parties and are expected to continue in the future in similar amounts, and under similar terms and conditions, as are currently in place.

•Real Estate Leases Involving Micro Bird. Steve Girardin, Dave Girardin (Steve Girardin’s brother) and Andre Girardin (Steve Girardin’s father) own Valiant Real Estate Inc., a Canadian corporation, and Valiant Real Estate USA Inc., a Delaware corporation (hereinafter, collectively, “Valiant”), with Steve Girardin and Dave Girardin each owning approximately 23% of each Valiant entity and Andre Girardin owning approximately 54% of each Valiant entity. Steve Girardin is President of each Valiant entity, and Steve Girardin and Dave Girardin are directors of each Valiant entity. Valiant has leased properties to Micro Bird and its subsidiaries (now owned by Blue Bird). Micro Bird and its subsidiaries paid approximately $3 million and $2 million in aggregate rents to Valiant during the fiscal year ended September 27, 2025, and the six months ended March 28, 2026, respectively. Going forward Micro Bird will continue to have lease transactions with Valiant Real Estate Inc., but will no longer lease property from Valiant Real Estate USA Inc. These lease transactions have lease expirations which range from thirty-six months to seventy-two months and are expected to continue during their terms in similar amounts, and under similar terms and conditions, as are currently in place.

The dealer and lease transactions described above are arms-length transactions made in a commercially reasonable manner in form and substance. These ongoing transactions have been approved by the Audit Committee of the Board of Directors of Parent.

•Micro Bird Transaction. Steve Girardin, Dave Girardin (Steve Girardin’s brother) and Andre Girardin (Steve Girardin’s father) own Groupe Autobus Girardin Ltee (“GAG”) and the other entities which were members of the Seller group in the Micro Bird transaction with Blue Bird whereby Blue Bird acquired the remaining 50% interest in the Micro Bird joint venture, as discussed in Items 2.01, 3.02 and 5.03 of this Current Report on Form 8-K, originally filed on April 2, 2026. In connection with Blue Bird’s acquisition of the Micro Bird joint venture, GAG received the cash portion of the Purchase Price and GAG is the beneficial owner of the Stock Consideration issued. Steve Girardin and Dave Girardin each own approximately 23% of GAG, Andre Girardin owns approximately 54% of GAG, and the Girardins own similar ownership interests in the other members of the Seller group. Steve Girardin and Dave Girardin also hold director and management positions in GAG and the other members of the Seller group.

The following information is incorporated by reference into this Item 5.02: (i) the information set forth in Item 1.01 of the Current Report on Form 8-K of Parent filed on February 17, 2026; and (ii) the information set forth in Items 2.01, 3.02 and 5.03 of this Current Report on Form 8-K, originally filed on April 2, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: May 4, 2026